Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 5, 2014, except for Notes 1 and 9, which is July 21, 2014, with respect to the audited financial statements of NAC Drive Systems, Inc. for the year ended December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 15, 2015